Audited Consolidated Financial Statements
Fast More Limited
Years ended March 31, 2008 and 2007

Fast More Limited

Index to Consolidated Financial Statements
Years ended March 31, 2008 and 2007

Page

Report of Independent Registered Public Accounting Firm	1

Consolidated Statements of Operations and Other Comprehensive Income	2

Consolidated Balance Sheets	3 – 4

Consolidated Statements of Changes in Shareholders’ Equity	5

Consolidated Statements of Cash Flows	6 – 7

Notes to and Forming Part of Consolidated Financial Statements	8 – 27

Report of Independent Registered Public Accounting Firm

To the Board of Directors and shareholder of:
Fast More Limited

We have audited the accompanying consolidated balance sheets of Fast More Limited (the “Company”) and its subsidiary (collectively referred to as the “Group”) as of March 31, 2008 and 2007, and the related consolidated statements of operations and other comprehensive income, changes in stockholders' equity and cash flows for each of the years in the two-year period ended March 31, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits also included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of March 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

Mazars CPA Limited
Certified Public Accountants
Hong Kong
Date: October 20, 2008

Fast More Limited

Consolidated Statements of Operations and Other Comprehensive Income
Years ended March 31, 2008 and 2007

		Year ended March 31,
		2008	2007
	Note	US$’000	US$’000
Operating revenues:
Net sales to third parties		65,387	28,573

Cost of sales		(51,964)	(24,895)

Gross income		13,423	3,678

Operating expenses:
Sales, marketing and distribution		(4,878)	(1,681)
General and administrative		(1,620)	(837)

Operating income		6,925	1,160

Other income, net		634	(61)
Interest income		62	10
Interest expense		(815)	(38)

Income before income taxes		6,806	1,071

Income taxes expenses	4	(112)	-

Net income		6,694	1,071

Other comprehensive income
Foreign currency translation adjustment		609	59

Comprehensive income		7,303	1,130

The financial statements should be read in conjunction with the accompanying notes.

Fast More Limited

Consolidated Balance Sheets
As of March 31, 2008 and 2007

		As of March 31,
		2008	2007
	Note	US$’000	US$’000
ASSETS

Current assets:
Cash and cash equivalents		702	619
Restricted bank balances	5	6,408	129
Other financial assets	6	5,035	493
Accounts receivable, net		15,476	6,912
Other receivables		451	240
Prepayment		333	262
Due from related parties	14(b)	1,242	601
Inventories	7	12,293	4,960

Total current assets		41,940	14,216

Available-for-sale financial assets		856	-
Long-term land lease prepayments, net		496	396
Property, plant and equipment, net	8	4,102	2,763

Total assets		47,394	17,375

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable		6,070	2,882
Notes payable	9	-	129
Accrued expenses and other accrued liabilities		3,379	1,999
Due to related parties	14(b)	6,812	8,304
Income taxes payable		118	-
Short-term bank borrowings	10	21,361	1,938

Total current liabilities		37,740	15,252

Government subsidies	11	227	-

Total liabilities		37,967	15,252

The financial statements should be read in conjunction with the accompanying notes.

Fast More Limited

Consolidated Balance Sheets
As of March 31, 2008 and 2007

		As of March 31,
		2008	2007
	Note	US$’000	US$’000

Commitments and contingencies	15	-	-

Shareholders’ equity:
Common stock, HK$1 par value each:
10,000 shares authorized
10,000 shares issued and outstanding	12	1	-
Capital reserves		124	124
Statutory reserves	13	71	-
Accumulated other comprehensive income		670	61
Retained earnings		8,561	1,938

Total shareholders’ equity		9,427	2,123

Total liabilities and shareholders’ equity		47,394	17,375

The financial statements should be read in conjunction with the accompanying notes.

 Fast More Limited

Consolidated Statements of Changes in Shareholders' Equity
Years ended March 31, 2008 and 2007

	Common stock issued		Capital reserves	Statutory reserves	Accumulated other comprehensive income	Retained earnings	Total
	Number of shares	Amount
		US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
			(Note)
Balance as of April 1, 2006	-	-	124	-	2	867	993
Net income	-	-	-	-	-	1,071	1,071
Foreign currency translation adjustment	-	-	-	-	59	-	59

Balance as of March 31, 2007	-	-	124	-	61	1,938	2,123

Balance as of April 1, 2007	-	-	124	-	61	1,938	2,123
Issue of common stock	10,000	1	-	-	-	-	1
Net income	-	-	-	-	-	6,694	6,694
Transfers to statutory reserves	-	-	-	71	-	(71)	-
Foreign currency translation adjustment	-	-	-	-	609	-	609

Balance as of March 31, 2008	10,000	1	124	71	670	8,561	9,427

Note:	For the purpose of the preparation of the combined balance sheets, the capital reserve represents the aggregate amount of the nominal value of the registered capital of a subsidiary of the Company.

The financial statements should be read in conjunction with the accompanying notes.

Fast More Limited

Consolidated Statements of Cash Flows
Years ended March 31, 2008 and 2007

	Year ended March 31,
	2008	2007
	US$’000	US$’000
Cash flows from operating activities
Net income	6,694	1,071
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property, plant and equipment	258	205
Amortization of long-term land lease prepayments	10	8
Exchange differences	501	42
Written back of provision for doubtful debts	(16)	-
Provision for doubtful debts and write off of bad debts	-	20
Provision for warranty costs	161	139
Government grant recognized	(4)	-
Investment income from available-for-sale financial assets	(202)	-
Changes in assets and liabilities:
Other financial assets	(4,491)	(289)
Accounts receivable, net	(7,841)	(4,692)
Other receivables	(188)	(180)
Prepayment	(44)	(209)
Due from related parties	(579)	(532)
Inventories, net	(6,825)	(2,066)
Accounts payable	2,893	1,331
Notes payable	(142)	129
Accrued expenses and other accrued liabilities	937	1,083
Due to related parties	(2,342)	3,351
Income taxes payable	112	-

Net cash used in operating activities	(11,108)	(589)

Cash flows from investing activities
Acquisition of available-for-sale financial assets	(770)	-
Purchase of property, plant and equipment	(1,021)	(631)
Additions of long-term land lease prepayments	(70)	-
Investment in restricted bank balances, net	(6,266)	(129)
Dividend received from available-for-sale financial assets	121	-

Net cash used in investing activities	(8,006)	(760)

Cash flows from financing activities
Proceeds from short-term bank loans	16,082	2,571
Repayment of short-term bank loans	(9,673)	(633)
Proceeds from bills financing, net	12,816	-
Proceed from issuance of common stock	1	-

Net cash provided by financing activities	19,226	1,938

Net increase in cash and cash equivalents	112	589

Cash and cash equivalents, beginning of year	619	44
Effect on exchange rate changes	(29)	(14)

Cash and cash equivalents, end of year	702	619

The financial statements should be read in conjunction with the accompanying notes.

Fast More Limited

Consolidated Statements of Cash Flows
Years ended March 31, 2008 and 2007

	Year ended March 31,
	2008	2007
	US$’000	US$’000

Supplemental disclosure of cash flow information
Interest received	62	10
Interest paid	815	38
Tax paid	-	-

Non-cash investing activity
Purchase of property, plant and equipment recorded as payable to contractors	248	155

The financial statements should be read in conjunction with the accompanying notes.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Fast More Limited (the “Company”) was incorporated in Hong Kong on December 17, 2007 with limited liability.

The Company is an investment holding company. The principal activity of the Company’s subsidiary is manufacture and sale of sealed lead-acid battery products.

Details of the Company’s subsidiary as of March 31, 2008 are as follows:

Name	Place and date of establishment / incorporation	Percentage of effective equity interest / voting right attributable to the Group	Principal activities

Changxing Chisen Battery Co., Limited (“Changxing Chisen”)	Zhejiang, the People’s Republic of China (“PRC”) February 25, 2002	100%	Manufacture and sales of sealed lead-acid battery products

In order to rationalize the corporate structure, the Company and its subsidiary (collectively referred to as the “Group”) underwent a reorganization (“Reorganization”). On February 16, 2008, the Company acquired the 51%, 9% and 40% equity interest in Changxing Chisen from Mr. Xu Ke Cheng, Mr. Xu Ke Yong and BEME International Co., Limited at a consideration of RMB6,502,500 (equivalent to USD926,000), RMB1,147,500 (equivalent to USD164,000) and RMB5,100,000 (equivalent to USD726,000) respectively. Upon the completion of the transactions, Changxing Chisen became a wholly-owned subsidiary of the Company.

Since the ultimate beneficial owner of the companies now comprising the Group was, all the time, the substantial shareholder of the Company, Mr. Xu Ke Cheng, the ownership transfer transaction was accounted for as a transfer of entities under common control in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. Hence, the consolidation has been accounted for at historical cost and prepared on the basis as if the Reorganization had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. In view of the continuation of the controlling party interests resulted from the above Reorganization, no amount is recognized as consideration for goodwill or excess of the Company’s interest in the net fair value of Changxing Chisen’s identifiable assets, liabilities and contingent liabilities over cost at the time of common control combination.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting principles
The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America (“USGAAP”).

Basis of consolidation

The consolidated financial statements include the financial information of the Company and its subsidiary. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Revenue recognition
Operating revenue represents sale of goods at invoiced value to customers, net of returns, discounts and value-added tax (“VAT”), and is recognized when goods are delivered to customers, the significant risks and rewards of ownership of goods have been transferred to customers, the sales price to the customers is fixed or determinable and the collectability of consideration is reasonably assured.

Costs related to shipping and handling are included in selling, marketing and distribution expenses.

Research and development

All costs of research and development activities are generally expensed as incurred. Research and development costs were US$34,000 and US$36,000 for the year ended March 31, 2008 and 2007 respectively.

Advertising and promotion costs
Advertising and promotion costs are expensed as sales, marketing and distribution costs as incurred. Advertising costs were US$319,000 and US$102,000 for the year ended March 31, 2008 and 2007 respectively.

Retirement plan costs
Contributions to defined contribution retirement schemes are charged to general and administrative expenses in the consolidated statements of operations and comprehensive income as and when the related employee services are provided. Retirement plan costs were US$93,000 and US$62,000 for the year ended March 31, 2008 and 2007 respectively.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes
The Group provides for income taxes using the liability method. Under the liability method, current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current period.

A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax rate changes are reflected in the computation of the income tax provision during the period such changes are enacted.

Comprehensive income

SFAS No. 130, "Reporting Comprehensive Income", requires the presentation of comprehensive income, in addition to the existing statements of operations. Comprehensive income is defined as the change in equity during the year from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners, and is not included in the computation of income tax expense or benefit. Accumulated comprehensive income consists of changes in unrealized gains and losses on foreign currency translation.

Available-for-sale financial assets
The Group’s available-for-sale financial assets consist of investment in unlisted equity securities and are recorded at cost.

The Group periodically assesses whether its investment in non-marketable equity securities are impaired and if any impairment is other than temporary. Factors considered in assessing whether an impairment is other than temporary include the credit quality of the investment, the duration of the impairment, the Group’s ability and intent to hold the investment until recovery and overall economic conditions. A decline in value of these securities below cost that is deemed to be other than temporary results in an impairment charge to earnings that reduces the carrying amount of the securities to fair value establishing a new cost basis.

Property, plant and equipment (“PPE”) and long-term land lease prepayments
PPE are stated at cost less accumulated depreciation, and include expenditure that substantially increases the useful lives of existing assets.

The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, overhaul and minor renewals and betterments, are normally charged to operating expenses in the period in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, plant and equipment (“PPE”) and long-term land lease prepayments (Continued)
Depreciation is provided, on a straight-line basis, to write off the cost less accumulated impairment losses of each PPE item at rates based on their estimated useful lives from the date on which they become fully operational and after taking into account their estimated residual values as follows:

Buildings Furniture, fixtures and office equipment Motor vehicles Plant and machinery	20 years 10 years 5 years 10 years

When assets are sold or retired, their costs and accumulated depreciation are eliminated from the consolidated financial statements and any gain or loss resulting from their disposal is recognized in the period of disposition as an element of other income.

Construction-in-progress consists of factories and office buildings under construction and machinery pending installation and includes the costs of construction, machinery and equipment, and any interest charges arising from borrowings used to finance these assets during the period of construction or installation. No provision for depreciation is made on construction-in-progress until such time as the relevant assets are completed and ready for their intended use.

Long-term land lease prepayments are amortized on a straight-line basis over the term of lease.

Impairment of long-lived assets
Long-lived assets are reviewed at least annually for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, impairment is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Inventories
Inventories are stated at the lower of cost and market. Cost, which comprises all costs of purchase and, where applicable, costs of conversion and other costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the weighted average costing method. The Group estimates the market price of its inventories with reference to the net realizable value based upon current market conditions and historical experience. Estimated losses on inventories represent reserves for obsolescence, excess quantities, irregulars and slow moving inventory, and which are charged to cost of goods sold.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts receivables and allowance for doubtful accounts
The allowance for the risk of non-collection of trade accounts receivable takes into account credit-risk concentration. Collective debt risk is assessed based on average historical losses and specific circumstances such as serious adverse economic conditions. The Group’s estimate is based on a variety of factors, including historical collection experience, existing economic conditions and a review of the current status of the receivable. Accounts receivable are presented net of an allowance for doubtful accounts of US$6,000 and US$21,000 as of March 31, 2008 and 2007 respectively.

Cash and cash equivalents
Cash represents cash on hand and deposits with financial institutions which are repayable on demand. Cash equivalents represent short-term, highly liquid investments purchased with an original maturity of three months or less, which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value.

Foreign currency translation
Items included in the financial statements of each of the Group’s entities, including the Company and its subsidiary, are measured using Renminbi (“RMB”), the currency of the primary economic environment in which the entity operates (“functional currency”). The consolidated financial statements are presented in United States Dollars (“US$”), which is the Group’s presentation currency.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement.

On consolidation, the results and financial position of all the group entities that have a functional currency different from the presentation currency are translated as follows:

(a)	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

(b) income and expenses for each statement of operations are translated at average exchange rates;

(c) all resulting exchange differences are recognised as a separate component of equity.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair value of financial instruments
The estimated fair values for financial instruments under SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision.

The Group’s financial instruments include restricted bank balances, other financial assets, accounts and other receivables/payables, prepayments and short-term bank borrowings. The management has estimated that the carrying amount approximates their fair value due to their short-term nature. The fair value of the Group’s unearned portion of government grants are estimated based on the current rates offered to the Group for debt of similar terms and maturities. The fair value of these non-current financial instruments was not materially different from their carrying value as of March 31, 2008 and 2007.

Warranty
Estimated warranty costs are recognized at the time when the Group sells its products and are included in sale, marketing and distribution expenses. The Group use historical failure rates and costs to repair product defects during the warranty period to estimate warranty costs while are reviewed periodically in light of actual experience. The reconciliation of the changes in the warranty obligation is as follows:

	Year ended March 31,
	2008	2007
	US$’000	US$’000

Balance as of April 1,	220	75
Accrual for warranties issued during the year	1,452	483
Settlement made during the year	(1,259)	(338)

Balance as of March 31,	413	220

Government subsidies
Government subsidies are recognized as income over the periods necessary to match them with the related costs. Subsidies related to expense items are recognized in the same period as those expenses are charged in the consolidated statements of operations and other comprehensive income and are reported separately as other income.

Operating leases
Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rental receivables and payables under operating leases are recognized as income and expenses respectively on the straight-line basis over the lease term.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of estimates
The preparation of the consolidated financial statements in conformity with USGAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. The management evaluates these estimates and judgments on an ongoing basis and bases their estimates on experience, current and expected future conditions, third-party evaluations and various other assumptions that they believe are reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies.

Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation and amortization, inventory allowance, taxes and contingencies.

Related parties
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Recently issued accounting standards
The management has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement where the FASB has previously determined that under those pronouncements fair value is the appropriate measurement. This statement does not require any new fair value measurements but may require companies to change current practice. This statement is effective for those fiscal years beginning after November 15, 2007 and to the interim periods within those fiscal years. The management believes that SFAS No. 157 should not have a material impact on the consolidated financial position or results of operations.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently issued accounting standards (Continued)
In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (‘‘SFAS No. 158’’). This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets for a not-for-profit organization. This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The management does not believe that this new pronouncement will have a material impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The management believes that SFAS 159 should not have a material impact on the consolidated financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations” (“SFAS No. 141R”). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations the Group engages in will be recorded and disclosed following existing GAAP until December 31, 2008. The management expects SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. The management is still assessing the impact of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements--An Amendment of ARB No. 51” (“SFAS 160”). SFAS No. 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The management believes that SFAS 160 should not have a material impact on the consolidated financial position or results of operations.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently issued accounting standards (Continued)
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). SFAS 161 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and requires entities to enhance their disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for fiscal years beginning on or after November 15, 2008. The adoption of SFAS No. 161 is not expected to have a material impact on the Group’s financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP (the GAAP hierarchy). SFAS No. 162 will be adopted for fiscal 2009 and will not have a material effect on the Group’s financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60”. SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. The insurance enterprise is required to provide expanded disclosures about financial insurance contracts which would focus, in part, on the information included in the risk-management activities used by the insurance enterprise to evaluate credit deterioration in its insured financial obligations, including (a) the groupings or categories used to track insured financial obligations with credit deterioration, (b) the insurance enterprise’s policies for placing an insured financial obligation in and monitoring each grouping or category, and (c) financial information about the insured financial obligations included within those groupings and categories. SFAS No. 163 is effective for fiscal years beginning after December 15, 2008. The adoption of SFAS No. 163 is not expected to have a material impact on the Group’s financial position or results of operations.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

3.	OPERATING RISKS

(a)	Concentration of major customers and suppliers
	Year ended March 31,
	2008		2007
Major customers with revenues of more than 10% of the Group’s sales
Sales to major customers	US$	26,161,000	US$	8,831,000
Percentage of sales		40%		31%
Number		1		1

Major suppliers with purchases of more than 10% of the Group’s purchases
Purchases from major suppliers	US$	33,595,000	US$	6,875,000
Percentage of purchases		58%		29%
Number		3		2

Accounts receivable related to the Group’s major customers for the year ended March 31, 2008 and 2007 comprised 75% and 25% of all account receivables as of March 31, 2008 and 2007 respectively.

Accounts payable related to the Group’s major suppliers for the year ended March 31, 2008 and 2007 comprised 15% and 8% of all account payables as of March 31, 2008 and 2007 respectively.

Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The major concentrations of credit risk arise from the Group’s accounts receivable. Even though the Group has major concentrations, it does not consider itself exposed to significant risk with regards to the related receivables.

(b) Country risks

The Company’s major subsidiary has operation conducted in the PRC. Accordingly, its business, financial condition and result of operation maybe influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy.

The operation in the PRC is subject to special considerations and significant risks not typically associated with companies in the United States. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange and remittance restrictions. The Group’s results maybe adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, inter alia. The management does not believe these risks to be significant. There can be no assurance, however, those changes in political and other conditions will not result in any adverse impact.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

3.	OPERATING RISKS (CONTINUED)

(c)           Cash and time deposits

The Group mainly maintains its cash balances with various banks located in the PRC. In common with local practice, such amounts are not insured or otherwise protected should the financial institutions be unable to meet their liabilities. There has been no history of credit losses. There are neither material commitment fees nor compensating balance requirements for any outstanding loans of the Group.

4.	INCOME TAXES

Hong Kong
Hong Kong Profits Tax has not been provided as the Company had no assessable profit for the year.

The People’s Republic of China
Changxing Chisen is subject to state and local enterprise income taxes in the PRC at a standard rate of 30% and 3%, respectively, up to December 31, 2007.

Pursuant to the Income Tax Law for Foreign Invested Enterprises and Foreign Owned Enterprise of the PRC which was abolished on January 1, 2008, Changxing Chisen was eligible to enjoy a preferential enterprise income tax rate of 26.4%. Changxing Chisen received official designation by the local tax authority as a foreign-invested enterprise engaged in manufacturing activities and is confirmed by the local tax authority that it is exempted from enterprise income tax for two years commencing from the first profitable year in 2006, followed by a 50% reduction for the next three years.

In March 2007, the National People’s Congress enacted a new Enterprise Income Tax Law, which became effective on January 1, 2008 (the “New EIT Law”). In December 2007, the State Council promulgated the “Implementation Regulations to the EIT Law and the Notice to Enterprise Income Tax Transition Incentive Policy”, which also became effective on January 1, 2008.

Under those laws and regulations, a unified income tax rate of 25% will apply to all domestic and foreign invested enterprises, unless they qualify for special tax benefits under certain limited exceptions. The applicable income tax for the PRC Subsidiary will be 25% for year 2008 onwards. Since the deferred tax assets and deferred tax liabilities shall be measured at the tax rates that are expected to apply to the periods when the asset is realized or the liability is settled, the change in the applicable tax rate will affect the determination of the carrying values of deferred tax assets and deferred tax liabilities of the PRC Subsidiaries. The Group will further evaluate the impact on its operating results and financial positions of future periods as more detailed rules and other related regulations are announced.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

4.	INCOME TAXES (CONTINUED)

The People’s Republic of China (Continued)

Dividends payable by a foreign invested enterprise to its foreign investors in Hong Kong are subject to a 5% withholding tax.

(a)    Income tax expenses are comprised of the following:

	Year ended March 31,
	2008	2007
	US$’000	US$’000
Current taxes arising in the PRC:
For the year	112	-

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, and prescribes the measurement process and a minimum recognition threshold for a tax position, taken or expected to be taken in a tax return, that is required to be met before being recognized in the financial statements. Under FIN 48, the Group must recognize the tax benefit from an uncertain position only if it is more-likely-than-not the tax position will be sustained on examination by the taxing authority, based on the technical merits of the position. The tax benefits recognized in the financial statements attributable to such position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon the ultimate resolution of the position.

Subject to the provision of FIN 48, the Group has analyzed its filing positions in all of the domestic and foreign jurisdictions where it is required to file income tax returns. As of March 31, 2008 and 2007, the Group has identified the following jurisdictions as “major” tax jurisdictions, as defined, in which it is required to file income tax returns: Hong Kong and the PRC. Based on the evaluations noted above, the Group has concluded that there are no significant uncertain tax positions requiring recognition in its consolidated financial statements.

As of March 31, 2008 and 2007, the Group had no unrecognized tax benefits or accruals for the potential payment or interest and penalties. The Group’s policy is to record interest and penalties in this connection as a component of the provision for income tax expense. For the year ended March 31, 2008 and 2007, no interest or penalties were recorded.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

4.	INCOME TAXES (CONTINUED)

(b)	Reconciliation from the expected income tax expenses calculated with reference to the statutory tax rate in the PRC of 31% (2006: 33%) is as follows:

	Year ended March 31,
	2008	2007
	US$’000	US$’000

Expected income tax expenses	2,075	354
Effect on tax incentives / holiday	(1,968)	(354)
Non-deductible items	118	-
Others	(113)	-

Income tax expenses	112	-

(c)	The Group had no significant deferred taxation as of March 31, 2008 and 2007.

5.	RESTRICTED BANK BALANCES

Restricted bank balances as of March 31, 2008 and 2007 represented time deposits with original maturity between three to twelve months to secure banking facilities granted by various financial institutions as follows.

		As of March 31,
		2008	2007
	Notes	US$’000	US$’000

Notes payable	9	-	129
Bills financing	10(ii)	6,408	-

		6,408	129

6.	OTHER FINANCIAL ASSETS

Other financial assets represented notes receivable from customers for the settlement of accounts receivable balances. As of March 31, 2008 and 2007, all notes receivable were guaranteed by established banks in the PRC and had maturities of 6 months or less from the date of issue. The fair value of the notes receivable approximated their carrying value.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

7.	INVENTORIES, NET

Inventories consisted of the followings:
	As of March 31,
	2008	2007
	US$’000	US$’000

Raw materials	1,283	235
Work-in-progress and semi-finished goods	4,796	2,120
Finished goods	6,214	2,605

	12,293	4,960

8.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment is summarized as follows:

	As of March 31,
	2008	2007
	US$’000	US$’000

Buildings	2,213	1,980
Plant and machinery	1,545	1,054
Motor vehicles	598	125
Furniture, fixtures and office equipment	215	51
Construction-in-progress	362	59

	4,933	3,269

Accumulated depreciation	(831)	(506)

	4,102	2,763

Depreciation expenses was US$258,000 and US$205,000 for the year ended March 31, 2008 and 2007 respectively.

The Group has pledged certain buildings and machineries as collaterals against general banking facilities granted to the PRC Subsidiary. Details of which are disclosed in Note 10.

9.	NOTES PAYABLE

All notes payable were interest-free notes guaranteed by banks, repayable within six months from date of issue and fully collateralized by restricted bank balances as set out in Note 5.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

10.	SHORT-TERM BANK BORROWINGS

Short-term bank borrowings comprise of the followings:

		As of March 31,
	Note	2008	2007
		US$’000	US$’000

Short-term bank loans	(i)	8,544	1,938
Bills financing	(ii)	12,817	-

		21,361	1,938

(i)	Short-term bank loans

Short-term bank loans represent amounts due to various banks which are due within 12 months, and these loans can normally be renewed with the banks upon expiry/maturity.

The loans are collateralized by land use rights and buildings of the Group with carrying values as follows:

	As of March 31,
	2008	2007
	US$’000	US$’000

Land use rights	119	96
Buildings	595	573

	714	669

Various parties have also issued guarantee against these short-term bank loans, which are set out in Note 14(c) below.

The weighted average annual interest rates of the short-term bank loans were 7.76% and 6.51% as of March 31, 2008 and 2007 respectively.

(ii)	Bills financing

Bills financing represent amounts due to various banks which are repayable within six months from the date of issue. At March 31, 2008, the bills are secured by 50% restricted bank balances of the Group with carrying values of US$6,408,000 and guaranteed by certain related parties to the extent of US$6,408,000.

The weighted average annual interest rates of the bills financing were 6.7% as of March 31, 2008.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

11.	GOVERNMENT SUBSIDIES

During the year ended March 31, 2008, the Group received a government grant of approximately US$231,000 for the purpose of subsidising its acquisition of property, plant and equipment, of which approximately US$4,000 was credited to the statement of operations for the year ended March 31, 2008.

12.	COMMON STOCK

At the date of incorporation on December 17, 2007 and as of March 31, 2008, the Company’s authorized capital was 10,000 shares of common stock with par value of HK$1 each. On incorporation, 1 share of common stock was issued and fully paid.

On January 16, 2008, the issued and fully paid common stock of the Company was increased to HK$10,000 by allotting 9,999 shares of common stock with par value of HK$1 each.

13.	DISTRIBUTION OF INCOME

As stipulated by the relevant laws and regulations for Sino-foreign joint enterprises in the PRC, Changxing Chisen is required to maintain certain statutory reserves, which include a general reserve fund, an enterprise expansion fund and a staff welfare and incentive bonus fund. The statutory reserves are to be appropriated from statutory net income as stipulated by statute or by the board of directors of respective subsidiaries and recorded as a component of shareholders' equity. For the year ended March 31, 2007, the Group did not make any transfer to the statutory reserve.

However, upon completion of the Reorganization as detailed in Note 1, Changxing Chisen became wholly owned foreign-invested enterprises when all of their equity interest have been acquired by the Company and are required by relevant laws and regulation to transfer at least 10% of their after-tax profit determined in accordance with the PRC accounting rules and regulations to a statutory surplus reserve until such reserve balance reaches 50% of Changxing Chisen’s registered capital.

For the year ended March 31, 2008, the Group transferred US$71,000 to the statutory reserve.

The statutory surplus reserve can only be utilized to offset prior years' losses or for capitalization as paid-in capital. No distribution of the remaining reserves shall be made other than upon liquidation of Changxing Chisen.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

14.	RELATED PARTY TRANSACTIONS

(a)	Names and relationship of related parties:

Existing relationships with the Company

Mr. Xu Ke Cheng	A beneficial owner of the Company with substantial interest and a director of Changxing Chisen
Zhejiang Chisen Glass Company Limited (“Chisen Glass”)*	A company controlled by a close family member of the directors of Changxing Chisen
Mr. Xu Ke Yong	A director of Changxing Chisen
Ms. Zhou Fang Qin	Spouse of a director of Changxing Chisen
Changxing Chisen Xinguangyuan Company Limited (“Xinguangyuan”)*	A company controlled by a beneficial owner of the Company with substantial interest
Zhejiang Ai Ge Organism Products Company Limited (“Ai Ge Organism”)*	A company controlled by a director of Changxing Chisen
Zhejiang Changxing Nuo Wan Te Ke Glass Company Limited (“Nuo Wan Te Ke”)*	A company controlled by a close family member of the directors of Changxing Chisen
Zhejiang Changxing Ruilang Electronic Company Limited (“Ruilang Electronic”)*	A company controlled by a director of Changxing Chisen

* These are direct translation of name in Chinese for identification purpose only and are not official names in English.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

14.	RELATED PARTY TRANSACTIONS (CONTINUED)

(b)  Summary of balances with related parties:

		As of March 31,
		2008	2007
	Note	US$’000	US$’000
Due from related parties:
Ms. Zhou Fang Qin		167	601
Chisen Glass		178	-
Ruilang Electronic		897	-

		1,242	601

		As of March 31,
		2008	2007
		US$’000	US$’000
Due to related parties:
Mr. Xu Ke Cheng	(ii)	5,127	2,824
Mr. Xu Ke Yong		24	247
Xinguangyuan		912	440
Ai Ge Organism		586	274
Nuo Wan Te Ke		163	1,311
Chisen Glass		-	3,208

		6,812	8,304

(i)	Except for the amount due to Mr. Xu Ke Cheng as disclosed in Note (ii) below, all amounts due from / to related parties represent unsecured advances which are interest-free and repayable on demand.

(ii)	The amount due to Mr. Xu Ke Cheng is unsecured, interest-free and repayable on or before December 31, 2008.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

14.	RELATED PARTY TRANSACTIONS (CONTINUED)

(c)  Summary of related party transactions:

▪
During the year ended March 31, 2008, the Group acquired 3,000,000 shares of Zhejiang Province Changxing Rural Cooperative Bank Association from Chisen Glass for an aggregate consideration of USD 472,000.

▪	During the year ended March 31, 2008, the Group purchased glass products of US$801,000 from Chisen Glass.

▪	As of March 31, 2008, US$3,276,000 of the Group’s short-term bank loans was secured by a guarantee provided by Chisen Glass.

▪	As of March 31, 2008, US$2,421,000 of the Group’s short-term bank loans was secured by land use rights owned by Ruilang Electronic.

▪
As of March 31, 2008, Chisen Glass, Mr. Xu Ke Cheng and Ms. Zhou Fang Qin provided guarantees, in aggregate, amounting to US$6,408,000 in addition to the restricted bank balances of the Group to secure the bill financing of the Group.

▪	As of March 31, 2008, US$2,848,000 of the Group’s short-term bank loans was secured by guarantees provided by Xinguangyuan and Mr. Xu Ke Cheng.

▪	As of March 31, 2007, US$646,000 of the Group’s short-term bank loans was secured by guarantees provided by Mr. Xu Ke Cheng and an independent company.

▪	As of March 31, 2007, US$1,292,000 of the Group’s short-term bank loans was secured by a guarantee provided by Nuo Wan Te Ke.

Fast More Limited

Notes to and Forming Part of Consolidated Financial Statements
Years ended March 31, 2008 and 2007

15.	COMMITMENTS AND CONTINGENCIES

(a)   Operating lease commitments

The Group leases certain office premises under non-cancelable operating leases. Rental expenses under operating leases for the year ended March 31, 2008 was US$18,000 (2007: Nil).

The following table summarizes the approximate future minimum rental payments under non-cancelable operating leases in effect as of March 31, 2008 and 2007:

	As of March 31,
	2008	2007
	US$’000	US$’000

Within one year	74	-
One to two years	74	-
Two to three years	74	-

Total	222	-

(b)  Capital commitments

As of March 31, 2008 and 2007, the Group had capital expenditure commitments for construction projects and purchase of machineries of approximately US$26,000 and US$92,000 respectively.

16.	APPROVAL OF FINANCIAL STATEMENTS

The consolidated financial statements were approved by the board of directors on October 20, 2008.